                                                                     EX-99.B8F
                                                           Exhibit 24(b)(8)(f)

                                   APPENDIX A

Delaware Group Adviser Funds, Inc.
         U.S. Growth Fund
         Overseas Equity Fund
         New Pacific Fund

Delaware Group Equity Funds I, Inc.
         Delaware Fund
         Devon Fund

Delaware Group Equity Funds II, Inc.
         Blue Chip Fund
         Quantum Fund

Delaware Group Equity Funds IV, Inc.
         DelCap Fund
         Capital Appreciation Fund

Delaware Group Equity Funds V, Inc.
         Retirement Income Fund
         Small Cap Value Fund

Delaware Pooled Trust, Inc.
         The International Equity Portfolio
         The International Fixed Income Portfolio
         The Global Equity Portfolio
         The Global Fixed Income Portfolio
         The High-Yield Bond Portfolio
         The Labor Select International Equity Portfolio
         The Real Estate Investment Trust Portfolio
         The Real Estate Investment Trust Portfolio II
         The Emerging Markets Portfolio
         The Diversified Core Fixed Income Portfolio (12/97)

Delaware Group Global & International Funds, Inc.
         Emerging Markets Series
         Global Assets Series
         Global Bond Series
         Global Equity Series
         International Equity Series
         International Small Cap Series

                                APPENDIX A CON'T

Delaware Group Premium Fund, Inc.
         Convertible Securities Series
         Devon Series
         Emerging Markets Series
         Quantum Series
         Strategic Income Series
         Global Bond Series
         DelCap Series
         International Equity Series
         Delaware Series
         Value Series

Voyageur Mutual Funds III, Inc.
         Tax-Efficient Equity Fund

Delaware Group Foundation Funds (12/97)
         Income Portfolio
         Balanced Portfolio
         Growth Portfolio







Dated:  December 18,  1997